Exhibit 99.1

Global Cash Access Reports Fourth Quarter and Full Year 2012 Results

Las Vegas, NV – March 12, 2013 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the fourth quarter and year ended December 31, 2012.

2012 Highlights

•                  The fourth quarter and full year 2012 results were consistent with prior guidance

•                  Operating income increased 46% year-over-year to $56.0 million

•                  Adjusted EBITDA increased 29% year-over-year to $79.3 million

•                  Cash EPS increased 62% year-over-year to $0.84

“We are pleased with our full year 2012 results, and in 2013, we will continue to focus on our people, enhancing our existing products and services, and developing additional cash access products to provide our customers with fully integrated, end-to-end solutions for their operational needs,” said David Lopez, President and CEO of GCA.

Fourth Quarter 2012 Results

Revenues were $136.1 million for the fourth quarter 2012, a decrease of 1%, as compared to $137.7 million for the same period in 2011.  Operating income was $9.7 million for the fourth quarter 2012, a decrease of 32%, as compared to $14.2 million for the same period in 2011.  Adjusted earnings before interest, taxes, depreciation and amortization and non-cash compensation expense (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $16.4 million for the fourth quarter 2012, a decrease of 18%, as compared to $20.0 million for the same period in 2011.  These decreases were primarily due to higher kiosk sales in the fourth quarter 2011, as compared to the fourth quarter 2012, associated with certain large casino openings and higher payroll and related expenses.

Income from operations before income tax provision was $6.3 million for the fourth quarter 2012, a decrease of 36%, as compared to $9.8 million for the same period in 2011.  Diluted earnings per share from continuing operations were $0.06 for the fourth quarter 2012 (on 68.0 million diluted shares), as compared to $0.07 for the same period in 2011 (on 65.2 million diluted shares).  Cash EPS (see Non-GAAP Financial Information below) was $0.17 for the fourth quarter 2012, a decrease of 19%, from the $0.21 for the same period in 2011.

Fiscal Year 2012 Results

Revenues were $584.5 million for the fiscal year 2012, an increase of 7%, as compared to $544.1 million for the fiscal year 2011.  Operating income was $56.0 million for the fiscal year 2012, an increase of 46%, as compared to $38.3 million for the fiscal year 2011.  Adjusted EBITDA (see Non-GAAP Financial Information below) were $79.3 million for the fiscal year 2012, an increase of 29%, as compared to $61.7 million for the fiscal year 2011.  These increases were primarily due to the reduced amount of interchange expenses paid by the Company on its debit card transactions as a result of the implementation of the Durbin Amendment in October 2011, and the acquisition of substantially all the assets of MCA Processing LLC (“MCA”) completed in November 2011.

Income from operations before income tax provision was $40.5 million for the fiscal year 2012, an increase of 117%, as compared to $18.7 million for the same period in 2011.  Diluted earnings per share from continuing operations were $0.38 for the fiscal year 2012 (on 67.3 million diluted shares), as compared to $0.14 for the same period in 2011 (on 64.9 million diluted shares).  Cash EPS (see Non-GAAP Financial Information below) was $0.84 for the fiscal year 2012, an increase of 62%, from the $0.52 for the same period in 2011.

2013 Outlook

For the fiscal year ending December 31, 2013, the Company estimates that cash earnings per share will be between approximately $0.74 and $0.83 (on diluted shares of approximately 67.2 million) and Adjusted EBITDA will be between $70 million and $74 million.  This estimated outlook is based primarily upon the combination of the following factors: (a) the anticipated impact of less favorable pricing terms associated with several customer contract renewals in 2012 and 2013; (b) the anticipated impact of certain large customers not renewing their contracts; (c) flat to low growth in the domestic gaming industry; (d) no significant casino openings in 2013; (e) a projected increase in our kiosk sales and services business in 2013; and (f) continued investment with respect to the Company’s technology infrastructure and personnel.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its fourth quarter and fiscal year 2012 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-2068 or for international callers by dialing (480) 629-9712.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4603882.  The replay will be available until March 19, 2013. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2013 cash earnings per share and Adjusted EBITDA and the assumptions and factors upon which they are based; and (b) our belief that cash earnings per share and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry; our ability to replace revenue associated with terminated contracts; our ability to introduce new products and services; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2013, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except earnings per share amounts)

	Year Ended December 31,
	2012	2011	2010

Revenues	$584,486	$544,063	$605,590

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	436,059	419,606	463,045
Operating expenses	75,806	69,517	73,720
Depreciation	6,843	7,971	9,323
Amortization	9,796	8,673	6,872
Total costs and expenses	528,504	505,767	552,960

Operating income	55,982	38,296	52,630

Other expenses
Interest expense, net of interest income	15,519	18,638	16,329
Loss on early extinguishment of debt	-	943	-
Total other expenses	15,519	19,581	16,329

Income from operations before tax	40,463	18,715	36,301

Income tax provision	14,774	9,586	18,751

Net income	25,689	9,129	17,550

Plus: net loss attributable to non-controlling interest	-	-	(56)

Net income attributable to Global Cash Access Holdings, Inc. and Subsidiaries	25,689	9,129	17,494

Foreign currency translation	218	(247)	397

Comprehensive income	$25,907	$8,882	$17,891

Earnings per share
Basic	$0.39	$0.14	$0.27
Diluted	$0.38	$0.14	$0.26

Weighted average common shares outstanding
Basic	65,933	64,673	65,903
Diluted	67,337	64,859	67,272

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	At December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$153,020	$55,535
Restricted cash and cash equivalents	200	455
Settlement receivables	29,484	80,246
Other receivables, net	11,571	16,885
Inventory	7,126	7,087
Prepaid expenses and other assets	18,254	15,406
Property, equipment and leasehold improvements, net	15,441	15,577
Goodwill	180,141	180,122
Other intangible assets, net	33,994	38,216
Deferred income taxes, net	104,664	119,538

Total assets	$553,895	$529,067

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$182,446	$141,827
Accounts payable	35,374	32,223
Accrued expenses	15,816	21,159
Borrowings	121,500	174,000

Total liabilities	355,136	369,209

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 87,545 and 85,651 shares issued at December 31, 2012 and December 31, 2011, respectively	87	86
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at December 31, 2012 and December 31, 2011, respectively	-	-
Additional paid-in capital	217,990	204,735
Retained earnings	123,614	97,925
Accumulated other comprehensive income	2,558	2,340
Treasury stock, at cost, 20,724 and 20,686 shares at December 31, 2012 and December 31, 2011, respectively	(145,490)	(145,228)

Total stockholders’ equity	198,759	159,858

Total liabilities and stockholders’ equity	$553,895	$529,067

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2012	2011	2010

Cash flows from operating activities
Net income	$25,689	$9,129	$17,550
Adjustments to reconcile net income to cash provided
by operating activities:
Depreciation	6,843	7,971	9,323
Amortization of intangibles	9,796	8,673	6,872
Amortization of financing costs	1,485	1,343	973
Loss/(gain) on sale or disposal of assets	95	991	(366)
Provision for bad debts	5,182	5,959	5,908
Loss on early extinguishment of debt	-	943	-
Stock-based compensation	6,655	6,809	7,935
Changes in operating assets and liabilities:
Settlement receivables	50,823	(69,881)	1,660
Other receivables, net	1,196	(8,125)	2,757
Inventory	134	(3,146)	814
Prepaid and other assets	(3,425)	(2,323)	1,567
Deferred income taxes	14,376	9,252	17,505
Settlement liabilities	40,530	82,125	(2,655)
Accounts payable	3,148	3,658	(715)
Accrued expenses	(5,039)	874	(230)

Net cash provided by operating activities	157,488	54,252	68,898

Cash flows from investing activities
Acquisitions, net of cash acquired	-	(10,763)	(15,354)
Capital expenditures	(13,654)	(7,420)	(9,051)
Proceeds from sale of fixed assets	868	-	-
Changes in restricted cash and cash equivalents	255	-	(87)

Net cash used in investing activities	(12,531)	(18,183)	(24,492)

Cash flows from financing activities
Repayments against old credit facility	-	(208,750)	(41,000)
Securing of new credit facility	-	214,000	-
Issuance costs of new credit facility	(676)	(7,099)	-
Repayments against new credit facility	(52,500)	(40,000)	-
Proceeds from exercise of stock options	6,655	812	5,629
Purchase of treasury stock	(262)	(190)	(33,474)

Net cash used in financing activities	(46,783)	(41,227)	(68,845)

Effect of exchange rates on cash	(689)	57	307

Cash and cash equivalents
Net increase/(decrease) for the period	97,485	(5,101)	(24,132)
Balance, beginning of the period	55,535	60,636	84,768

Balance, end of the period	$153,020	$55,535	$60,636

Supplemental cash flow disclosures
Cash paid for interest	$15,494	$19,166	$15,922
Cash paid for income tax, net of refunds	$665	$366	$689

Non-cash activities
Purchase of other intangibles	$-	$-	$1,500

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE QUARTERS ENDED AND FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net income	$4,399	$4,539	$25,689	$9,129
Equity compensation expense	2,704	1,572	6,655	6,809
Deferred income tax	1,820	5,160	14,376	9,252
Amortization	2,479	2,423	9,796	8,673

Cash earnings	$11,402	$13,694	$56,516	$33,863

Diluted weighted average number of common shares outstanding	67,996	65,227	67,337	64,859

Diluted cash earnings per share (“Cash EPS”)[1]	$0.17	$0.21	$0.84	$0.52

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$9,681	$14,240	$55,982	$38,296
Plus: depreciation and amortization	4,062	4,194	16,639	16,644

EBITDA	$13,743	$18,434	$72,621	$54,940

Equity compensation expense	2,704	1,572	6,655	6,809

Adjusted EBITDA	$16,447	$20,006	$79,276	$61,749

Note:

1.  For the year ended December 31, 2011, there were approximately $4.2 million of non-recurring expenses that impacted Cash EPS by approximately $0.06.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA AND PROJECTED ADJUSTED EBITDA

FOR THE PROJECTED YEAR ENDING DECEMBER 31, 2013

	2013 Guidance Range[1]
	Low	High
Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)
Projected net income	$23,000	$27,000
Projected equity compensation expense	5,000	5,000
Projected deferred income tax	13,000	15,000
Projected amortization	9,000	9,000

Projected cash earnings	$50,000	$56,000

Projected diluted weighted average number of common shares outstanding	67,200	67,200

Projected diluted cash earnings per share (“Cash EPS”)	$0.74	$0.83

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$48,000	$52,000
Plus: projected depreciation and projected amortization	17,000	17,000

Projected EBITDA	$65,000	$69,000

Projected equity compensation expense	5,000	5,000

Projected Adjusted EBITDA	$70,000	$74,000

Note:

1.  All figures presented are estimates for the year ending December 31, 2013.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

OTHER INFORMATION AND DATA

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

(unaudited)

(amounts in thousands, unless otherwise noted)

	For and At the Year Ended December 31,
	2012	2011	2010

Selected segment information:

Revenues
Cash advance	$227,517	$203,869	$244,139
ATM	303,159	283,727	314,627
Check services	25,401	26,269	28,357
Other	28,409	30,198	18,467
Corporate	-	-	-
Total revenues	$584,486	$544,063	$605,590

Operating income
Cash advance	$63,785	$38,468	$49,439
ATM	32,333	34,832	41,102
Check services	13,930	14,197	15,798
Other	14,457	14,808	11,398
Corporate	(68,523)	(64,009)	(65,107)
Total operating income	$55,982	$38,296	$52,630

	At and For the Year Ended December 31,
	2012	2011	2010

Other data (unaudited)
Aggregate dollar amount processed (in billions)
Cash advance	$4.8	$4.3	$5.0
ATM	$13.6	$12.2	$13.6
Check warranty	$1.2	$1.1	$1.1
Number of transactions completed (in millions)
Cash advance	9.0	8.4	10.1
ATM	72.3	68.8	78.3
Check warranty	4.3	4.4	4.9